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                                   EXHIBIT 21

                         SUBSIDIARIES OF INFRACOR, INC.
                              As of March 31, 2002

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
Name of Subsidiary                                              State of Incorporation
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
InfraCor of Virginia, Inc.                                             Virginia

InfraCor Technology, Inc. *                                            Virginia

InfraCor International, Inc. *                                         Virginia

InfraCor of Florida, Inc. *                                            Virginia

IC Subsidiary, Inc. *                                                  Virginia

ETS Analytical Services, Inc. *                                        Virginia

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 * Inactive